UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (June 6, 2024)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Resignation of L. Kian Granmayeh as Principal Financial Officer
On June 6, 2024, L. Kian Granmayeh informed Carriage Services, Inc. (the “Company”) that he would resign from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company effective July 1, 2024 (the “Effective Date”). Mr. Granmayeh’s resignation is not the result of any disagreement with the Company or its Board of Directors (the “Board”) on any matter relating to its operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures. The Company has engaged an executive search firm to help identify a Chief Financial Officer with the financial sophistication necessary to help drive and execute on the Company’s long-term strategic growth plan.
Related to Mr. Granmayeh’s resignation, Mr. Granmayeh and the Company have entered into a release and separation agreement (the “Separation Agreement”) which provides for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Granmayeh for twelve (12) months following the Effective Date; and (iii) consultant payments for a six-month period following the Effective Date. The Separation Agreement, which terminates Mr. Granmayeh’s employment agreement with the Company as of the Effective Date, contains customary release, confidentially, non-competition and non-disparagement provisions.
The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.
(c) Appointment of Kathryn Shanley as Interim Principal Financial Officer
In connection with Mr. Granmayeh’s resignation, the Company’s Board appointed Kathryn Shanley as the Company’s interim Principal Financial Officer, effective June 6, 2024, until a permanent replacement is identified. Ms. Shanley, age 55, has been the Company’s Chief Accounting Officer (Principal Accounting Officer) since March 25, 2024, when she joined the Company. In this interim role, Ms. Shanley will serve as both the Company’s Principal Financial Officer and Principal Accounting Officer. Prior to joining Carriage, Ms. Shanley served as the Assistant Vice President and Assistant Controller for Service Corporation International (“SCI”) from 2014 to 2024 and Director of Operational Accounting from 2011 to 2014. Ms. Shanley joined SCI in 1994 and held various roles of increasing responsibility, leading SCI’s financial reporting, general accounting, and auditing functions. Ms. Shanley is a Certified Public Accountant and has an M.S. and B.S. in Business Administration from LeTourneau University.
No new compensatory arrangements will be entered into with Ms. Shanley in connection with her appointment as the Company’s interim Principal Financial Officer. There are no arrangements or understandings between Ms. Shanley and any other persons pursuant to which she was selected as interim Principal Financial Officer. There are no family relationships between Ms. Shanley and any director or executive officer of the Company, and there are no related transactions between the Company and Ms. Shanley that would require disclosure under Item 404(a) of Regulations S-K under the Securities Exchange Act of 1934, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Release and Separation Agreement, dated June 6, 2024, between L. Kian Granmayeh and Carriage Services, Inc.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: June 7, 2024	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary